EXHIBIT 99.2


                                 MASTERBEAT, LLC

                         Unaudited Financial Statements
                              For the Periods Ended
                           September 30, 2009 and 2008

                                 MASTERBEAT, LLC
                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Balance Sheet                                                               F-1

Statement of Operations for the nine months
ended September 30, 2009 and 2008                                           F-2

Statement of Cash Flows
for the nine months ended September 30, 2009 and 2008                       F-3

Notes to Financial Statements September 31, 2009                            F-4

                                 MASTERBEAT, LLC
                                 BALANCE SHEETS

                                                                  September 30,      December 31,
                                                                      2009              2008
                                                                    --------          --------
                                                                   (Unaudited)        (Audited)
Assets

Current assets
  Cash                                                              $ 34,360          $     --
  Accounts receivable, net of allowance of $14 and $20,857
   as of September 30, 2009 and December 31, 2008                      7,856            64,550
                                                                    --------          --------
      Total current assets                                            42,216            64,550

Fixed assets, net                                                    106,234           121,541

Intangible asset, net                                                247,325           276,686

Other assets
  Security deposit                                                    15,000            15,000
                                                                    --------          --------

Total Assets                                                        $410,775          $477,777
                                                                    ========          ========

Liabilities and Members' Equity

Current liabilities
  Bank overdraft                                                    $     --          $ 13,503
  Accounts payable and accrued liabilities                           135,446           251,677
                                                                    --------          --------
      Total Liabilities                                              135,446           265,180

Members' Equity                                                      275,329           212,597
                                                                    --------          --------

Total Liabilities and Members' Equity                               $410,775          $477,777
                                                                    ========          ========


   The accompanying notes are an integral part of these financial statements.

                                 MASTERBEAT, LLC
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                          For the Three Months Ended           For the Nine Months Ended
                                                  September 30,                       September 30,
                                            2009              2008              2009              2008
                                         -----------       -----------       -----------       -----------
REVENUE                                  $   195,488       $    46,719       $   623,934       $   327,462
                                         -----------       -----------       -----------       -----------

COST OF SALES                                132,713            62,865           306,672           145,320
                                         -----------       -----------       -----------       -----------

GROSS PROFIT                                  62,775           (16,146)          317,262           182,142
                                         -----------       -----------       -----------       -----------

OPERATING EXPENSES
  Depreciation and amortization               19,741            19,769            61,438            59,598
  General and administrative                 376,975           332,636         1,041,947         1,225,525
  Professional fees                              808             5,100             5,736            12,410
                                         -----------       -----------       -----------       -----------
      Total Operating Expenses               397,524           357,505         1,109,121         1,297,533
                                         -----------       -----------       -----------       -----------

Net loss before income taxes                (334,749)         (373,651)         (791,859)       (1,115,391)
                                         -----------       -----------       -----------       -----------

Income taxes                                  (1,321)           (2,757)          (12,026)          (11,346)
                                         -----------       -----------       -----------       -----------

Net Loss                                 $  (336,070)      $  (376,408)      $  (803,885)      $(1,126,737)
                                         ===========       ===========       ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                                 MASTERBEAT, LLC
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                    September 30,
                                                                             2009                  2008
                                                                          -----------           -----------
OPERATING ACTIVITIES
  Net loss                                                                $  (803,885)          $(1,126,737)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
     Depreciation and amortization                                             61,438                59,598
  Changes in operating assets and liabilities:
     (Increase) Decrease in accounts receivable                                56,693               (11,044)
     (Increase) in deposits                                                   (15,000)
     Increase (Decrease) in accounts payable and accrued liabilities         (116,230)              171,757
                                                                          -----------           -----------
NET CASH USED BY OPERATING ACTIVITIES                                        (801,984)             (921,426)
                                                                          -----------           -----------

INVESTING ACTIVITIES
  Capitalized costs of website development                                         --              (312,500)
  Acquisition of fixed assets                                                 (16,770)             (155,976)
                                                                          -----------           -----------
NET CASH USED BY INVESTING ACTIVITIES                                         (16,770)             (468,476)
                                                                          -----------           -----------
FINANCING ACTIVITIES
  Members' contributions                                                    1,034,956             1,527,879
  Members' distributions                                                     (168,339)             (106,160)
                                                                          -----------           -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                     866,617             1,421,719
                                                                          -----------           -----------

NET INCREASE (DECREASE) IN CASH DURING PERIOD                                  47,863                31,817

CASH (OVERDRAFT), BEGINNING OF PERIOD                                         (13,503)                   --
                                                                          -----------           -----------

CASH, END OF PERIOD                                                       $    34,360           $    31,817
                                                                          ===========           ===========

SUPPLEMENTAL DISCLOSURES
  Interest paid                                                           $        --           $        --
                                                                          ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Masterbeat, LLC (the "Company") is a California Limited Liability Company formed on December 13, 2007, the Company was organized as a limited liability company ("LLC") with three members. The Company is primarily an online music download service specializing in "Hip-Hop", dance and electronica music. The Company also hosts parties and events, provides disc jockey services, acts as ticket agent for events hosted by others and operates a website that provides photo enlargement services and the printing of posters, signs and banners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10Q and Regulation S-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The operating results for the nine month period ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009. For further information, refer to the financial statements and notes thereto included in the Company's Annual Report on Form 8K for the year ended December 31, 2008.

Use of Estimates:

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents:

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. At various times during the fiscal year, the Company's cash and cash equivalents in bank balances may exceed the Federally insured limits.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable:

Accounts receivable consist mainly of unprocessed credit card sales from music downloads, event ticket sales and online poster sales. The Company establishes an allowance for uncollectable accounts receivable based on the age of outstanding invoices and management's evaluation of the collectability of outstanding balances.

Fixed Assets:

Fixed assets, consisting mainly of computer equipment, software and office equipment and furniture, are stated at cost, net of accumulated depreciation which is calculated using the straight-line method over the estimated useful lives generally ranging from 5 to 7 years.

Web Site Development Costs:

The Company has incurred internal web site development costs during the development, implementation and operational stages. Specific activities include initial planning and research, coordination of design, engineering, integration and design modifications, web site customizing and revisions, etc. These costs were expensed or capitalized in accordance with FASB ASC 350-40(SOP 98-01, "Accounting for the Costs of Computer Software Developed or Obtained for
Internal Use") and FASB ASC 350-50(EITF 00-02, "Accounting for Web Site Development Costs").

Long-Lived Assets:

FASB ASC 360-10 (Prior Authoritative Literature: Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets), requires that we evaluate our long-lived assets for financial impairment on a regular basis. We evaluate the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate that the future discounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. The useful lives assigned to the Company's internal-use website were based on management's assessment of when standard maintenance and software updates would no longer allow the website to perform at a level consistent with market expectations and competitor's offerings.

Revenue Recognition:

We recognize revenue when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectability is reasonably assured and delivery has occurred. Revenues transacted from on-line platforms relating to audio download and poster printing services are recognized at the point of sale.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued):

Agent revenues are recognized in accordance with FASB ASC 605-45 (Prior authoritative literature: EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent"). Agent revenues are derived from ticket sales where we are not the merchant of record and where the prices of our services are fixed at the point of sale. Agent revenue is comprised of service fees and customer processing fees and are reported at the net amounts received, without any associated cost of revenue.

Amounts billed to customers in sales transactions related to shipping and handling are classified as revenue in accordance with FASB ASC 605-45 (Prior authoritative literature EITF 00-10, "Accounting for Shipping and Handling Fees and Costs"). The actual cost to the Company is recognized as an operating expense.

Fair Value of Financial Instruments:

The carrying value of cash and cash equivalent, accounts receivable, other assets, accounts payable and other liabilities approximate their fair value because of the short maturity of these instruments.

Advertising costs:

Advertising costs are generally expensed as incurred and are included in selling and marketing expenses in the accompanying statement of operations. For the third quarter and nine months ended September 30, 2009, advertising costs incurred amounted to $112,927 and $147,144, respectively. Amounts incurred for the third quarter and nine months ended September 30, 2008 totaled $64,963 and $186,436, respectively.

Income Taxes:

As a LLC, the Company is treated as a partnership for federal and state income tax purposes and accordingly, income and expenses flow through to the individual members' income tax returns. However, the Company is subject to a California minimum annual tax of $800 and an annual LLC fee based on gross receipts. The LLC fees for the third quarter and nine months ended September 30, 2009 and 2008 were not significant.

Accounts Payable and Accrued Liabilities:

Accounts payable and accrued liabilities are comprised of operating expenses recognized in the Company's statements of income and members' equity (deficit) that remained unpaid at the Company's period-end financial reporting dates. The amounts contained within the balance have payment terms of 12 months or less.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements:

In December 2007, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 805 (Prior authoritative literature:
Statement of Financial Accounting Standards ("SFAS") No. 141(R), Business Combinations, which replaces SFAS No. 141). ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. ASC 805 is effective for calendar year companies on January 1, 2009. The Company has adopted this ASC effective January 1, 2009 but has not consummated any business combinations as of September 30, 2009.

In March 2008, the FASB issued ASC 815-10 (Prior authoritative literature: SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, and amendment of SFAS No. 133). This statement will require additional disclosures about how and why we use derivative financial instruments, how derivative instruments and related hedged items are accounted for under ASC 815 (Prior authoritative literature: SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended and interpreted), and how derivative instruments and related hedged items affect our financial position, results of operations, and cash flows. ASC 815-10 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008; however early adoption is encouraged, as are comparative disclosures for earlier periods. The Company adopted this ASC effective January 1, 2009 which did not have a material impact on its financial statements.

In April 2008, the FASB issued ASC 350-30 (Prior authoritative literature: FASB Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets). ASC 350-30 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350 (Prior authoritative literature: SFAS No. 142, "Goodwill and Other Intangible Assets") and also requires expanded disclosure related to the determination of intangible asset useful lives. ASC 350-30 is effective for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company adopted this ASC effective January 1, 2009; see Note 6 for information regarding useful lives of the Company's intangible assets.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued):

In May 2009, the FASB issued FASB ASC 855-10 (prior authoritative literature, SFAS No. 165, "Subsequent Events"). FASB ASC 855-10 established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. FASB ASC 855-10 is effective for interim or annual financial periods ending after June 15, 2009. The Company adopted this ASC effective the current quarter ended September 30, 2009; see Note 8 for a discussion of subsequent events through March 17, 2010.

In June 2009, the FASB issued FASB ASC 105-10 (prior authoritative literature, SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles--a replacement of SFAS No. 162). FASB ASC 105-10 replaces SFAS 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company's financial statements.

In June 2009, the FASB issued guidance under ASC 860 (Prior authoritative literature: SFAS No. 166, "Accounting for Transfers of Financial Assets"), which will require more information about transfer of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets and requires additional disclosures. This ASC will be effective for fiscal years beginning after November 15, 2009. The Company will adopt the provision of this ASC effective January 1, 2010 and is currently evaluation the impact, if any, on its financial statements.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 3 - COMMITMENTS AND CONTINGENCIES

Leases:

The Company has entered into a property lease agreement to lease office space in a City of Los Angeles, California office complex. The lease term expires after five years and each year's base rent is increased by the consumer price index for Urban Wage Earners and Clerical Workers for Los Angeles, Riverside and Orange County per the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor. In addition to base rent the company is charged common area maintenance (CAM) which varies on a month to month basis.
Management, based on historical data, estimates the monthly CAM expense to be $2,100. The Company also rents parking spaces from the lessor at a monthly cost of $510. The property lease expense for the third quarter and nine months ended September 30, 2009 were $20,000 and $65,038, respectively. For the third quarter and nine months ended September 30, 2008, lease expense were $20,435 and $82,799, respectively. Management estimates future minimum lease payments for the remaining years under lease to approximate the annual expense incurred for the year ended December 31, 2008, subject to increases in the base rent based on consumer price index adjustments.

Contingencies:

From time to time, the Company may become involved in litigation matters arising in the ordinary course of business.

NOTE 4 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the nine months ended September 30, 2009 and the year ended December 31, 2008, the Company incurred net losses of $803,885 and $1,257,439, respectively.

The Company's continued existence is dependent upon its ability to raise capital. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 5 - FIXED ASSETS

Fixed assets at September 30, 2009 and December 31, 2008 consisted of the following:

                                               September 30,        December 31,
                                                  2009                2008
                                                ---------           ---------
Computer Equipment                              $  75,355           $  58,585
Software                                           49,282              49,282
Office Equipment and Furniture                     58,283              58,283
                                                ---------           ---------
                                                  182,920             166,150
Less: Accumulated depreciation                    (76,686)            (44,609)
                                                ---------           ---------

                                                $ 106,234           $ 121,541
                                                =========           =========

Depreciation expense for the third quarter and nine months ended September 30, 2009 amounted to $9,954 and $32,077, respectively. For the third quarter and nine months ended September 30, 2008, depreciation expense totaled $10,816 and $33,571, respectively.

NOTE 6 - INTANGIBLE ASSET

The Company engaged an independent third party to develop a website providing consumers the ability to purchase and download audio tracks or albums. The website offers a "consumer friendly" platform that provides a customer with a full range of services including the ability to preview tracks before buying them, read reviews, view top sellers and obtain information about live events on the horizon. The website was further developed to communicate with the Company's internal accounting software and the Company's external credit card processor making the point of sale process completely automated.

In accordance with FASB ASC 350-40(SOP 98-01, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use") and FASB ASC 350-50(EITF 00-02, "Accounting for Web Site Development Costs"), management grouped the costs incurred at each stage of the development and determined the useful life to amortize the costs over. Through December 31, 2008, management determined that an aggregate $312,500 of the costs incurred relating to the development and enhancement of its internal-use website should be capitalized. The Company has classified $78,971 of the capitalized amount as being "software related" with a useful life of 5 years, $183,529 as being either "hardware related" with a useful life of 10 years and $50,000 as being significant improvements with a useful life of 10 years.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 6 - INTANGIBLE ASSET (Continued)

The Company's website was launched in January of 2008 and final delivery of source fields and project assets were obtained during the 1st Quarter of 2008. For ease of financial reporting, the Company began amortizing the capitalized costs as of January 1, 2008. The $50,000 allocated to significant improvements was completed on September 1, 2009. The Company will amortize capitalized costs using the straight-line method over the useful life of the asset.

Costs incurred, totaling $23,350, during the nine months ended September 30, 2009 primarily relating to the maintenance of the website have been expensed.

The following table summarizes the allocation of capitalized costs, the useful life estimation and the amount amortized as of September 30, 2009:

                     Gross Amount      Useful        Completion          Amortization      Net Amount
                     Capitalized       Life            Date                Year 1         Capitalized
                     -----------       ----            ----                ------         -----------
Software costs        $ 78,971         5 yrs     January 1, 2008          $ 27,640         $  51,331
Hard ware costs        183,529        10 yrs     January 1, 2008            32,118           151,411
Improvements            50,000        10 yrs     September 1, 2008           5,417            44,583
                      --------                                            --------         ---------
    Totals            $312,500                                            $ 65,175         $ 247,325
                      ========                                            ========         =========

NOTE 7 - EVALUATION OF LONG-LIVED ASSET

In accordance with FASB ASC 360-10, "Accounting for the Impairment or Disposal of Long-Lived Assets", Management evaluates the recoverability of long-lived assets on an annual basis. No impairment adjustments were determined necessary as of September 30, 2009 and December 31, 2008.

                                 MASTERBEAT, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2009


NOTE 8 - SUBSEQUENT EVENT

On December 18, 2009, Green Mountain Recovery, Inc. (the "Registrant"), a Delaware corporation, entered into a Share Exchange Agreement (the "Exchange Agreement") with the Company. Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding limited liability units in the Company to the Registrant in exchange for the issuance of an aggregate of 8,500,000 shares of the Registrant's common stock to the Shareholders, thereby causing the Company to become wholly-owned subsidiary of the Registrant.

The Company has evaluated subsequent events through March 17, 2010, the date its financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition or disclosure in its financial statements.